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David Roady/Leigh Parrish
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NexCen Brands Receives
Notification Letter from Nasdaq

NEW YORK - July 9, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that on July 8, 2008, the Company received notification from The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with the continued listing requirement of Nasdaq Marketplace Rule 4450(a)(5) because, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until January 5, 2009, to regain compliance with this minimum requirement. To meet this minimum requirement, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days (or such longer period of time as Nasdaq may require at its discretion).

If compliance cannot be demonstrated by January 5, 2009, Nasdaq will provide written notification to the Company that its securities will be delisted. Should that occur, the Company intends to appeal the staff’s determination to delist the Company’s securities to a Nasdaq Listing Qualifications Panel.

The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price requirement by the applicable deadline.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may be subject to Nasdaq delisting proceedings if we do not regain compliance with Nasdaq’s minimum bid requirement by the applicable deadline or if we do not regain compliance with Nasdaq’s filing requirements for Quarterly Reports on Form 10-Q within the required timeframe, (2) as a result of our inability to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and the possible need to amend our Annual Report on Form 10-K for the year ended December 31, 2007, it is possible that we may be subject to governmental investigations and third-party claims, (3) we may not be able to restructure our existing bank credit facility to provide our business with needed liquidity, (4) other potential alternatives to seek additional liquidity, such as selling one or more of our businesses, may not be successful or may not generate sufficient proceeds to meet our liquidity needs, including our debt service obligations, (5) the businesses that we have acquired may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (6) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (7) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (8) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (9) we depend on the success of our licensees and franchisees for future growth, (10) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (11) our near term liquidity needs may be higher or lower than our current expectations and (12) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.